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                                                                    EXHIBIT 10.4

                            VASTAR RESOURCES, INC.
                              SECOND AMENDMENT TO
                     DEFERRAL PLAN FOR OUTSIDE  DIRECTORS

     Pursuant to the power of amendment reserved therein, Vastar Resources, Inc. Deferral Plan for Outside Directors, which was first effective June 26, 1994, and amended by the First Amendment effective October 1, 1999, is hereby amended effective as of May 24, 2000, as follows:

     1. Article 1, Section 3 is hereby amended by adding the following definitions at the end of the Section:

          3.30  Change of Control shall mean:

               (1) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Vastar Resources, Inc. (a "Business Combination"), unless, in each case, following such Business Combination:

                    (i) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock (the "Outstanding Common Stock") of Vastar Resources, Inc. and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Voting Securities") of Vastar Resources, Inc. immediately prior to such business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then Outstanding Common Stock and the then Outstanding Voting Securities as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which, as a result of such transaction, owns Vastar Resources, Inc. or all or substantially all of Vastar Resources, Inc. assets either directly or through one or more subsidiaries or other entities) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

                    (ii) No Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of Vastar Resources, Inc. or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then Outstanding Common Stock or the then Outstanding Voting Securities, as the case may be, of such corporation or other entity, except to the extent that such Person owned 20 percent or more of, respectively, the Outstanding Common Stock or the Outstanding Voting Securities of
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          Vastar Resources, Inc. immediately prior to the Business Combination;
          and

                    (iii) At least a majority of the members of the board of directors of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or

               (2) Parent Company ceases to own, directly or indirectly, at least 50 percent of, respectively, the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, of Vastar Resources, Inc. and any other Person (excluding any employee benefit plan or related trust of Vastar Resources, Inc.) owns, directly or indirectly, 20 percent or more of, respectively, the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be, of Vastar Resources, Inc.; or

               (3) Parent Company owns, directly or indirectly, more than 85 percent of, respectively, the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be, of Vastar Resources, Inc.; provided, however, that in the event Vastar Resources, Inc. or any Subsidiary participates in, or is a party to, a transaction in which Parent Company's ownership increases to more than 85 percent as a secondary consequence of the transaction, then a committee composed of all of Vastar Resources, Inc. Outside Directors shall determine, by majority vote, whether a Change of Control has occurred; or

               (4) Individuals who, as of March 5, 1998, constitute the board of directors of Vastar Resources, Inc. (the "Incumbent Board") cease for any reason to constitute at least a majority of the board at the end of any 12-month period following March 5, 1998; provided, however, that any individual becoming a director subsequent to March 5, 1998, whose election, or nomination for election by Vastar Resources, Inc.'s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person shall not be considered to be a member of the Incumbent Board; or

               (5) A Change of Control occurs under Article 1, Section 2(b) of the Atlantic Richfield 1985 Executive Long-Term Incentive Plan, as amended through July 28, 1997;
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               (6) Approval by the stockholders of Vastar Resources, Inc. of a complete liquidation or dissolution of Vastar Resources, Inc.; or

               (7)  A Subsequent Change of Control.

          3.31 Parent Company shall mean the entity, if any, that owns, directly or indirectly, more than 50 percent of the outstanding common stock of the Company immediately prior to an event that constitutes a Change of Control.

          3.32 Person shall mean any individual, corporation, firm, partnership, governmental body, entity or group and shall include any person within the meaning of (S) 13(d)(3) or (S) 14(d)(2) of the Exchange Act.

          3.33 Subsequent Change of Control shall mean each Change of Control which occurs after the consummation of a transaction constituting a Change of Control.

     2.   Special Election Concerning Plan Benefits.   Article II, Section 6 is
amended to add a new Section 6.1(c) at the end thereof which shall read as follows:

          (c) Notwithstanding anything in this Article II, Section 6 and the Plan to the contrary, each Participant may make a special Change of Control election ("Special Election") as to the time and/or the form of Retirement Distribution of the Participant's Account upon the Participant's Termination of Service. The Special Election would be effective only in the event of a Change of Control preceding the Participant's Termination of Service. Any such election must be completed on the form provided by, and submitted to, the Administrative Committee or its designee before the shareholders of the Company vote on any proposed action which, if completed, would constitute a Change of Control. The Special Election is subject to the following limitations and conditions and the Participant's Termination of Service:

          A. The Participant's earliest payment start date shall be the first January, but not earlier than 12 months, following the date of the Change of Control;

          B. The Participant's Retirement Distribution payment(s) must be made or begin to be made no later than the fifth January following a Change of Control;
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          C.   The Participant may select a Retirement Distribution to be paid in one of the following ways:

               (1)  single lump sum payment;
               (2) annual installment(s) over one, two or three years (only available if a Lump Sum Payment is elected); and / or
               (3)  monthly installments over five, ten or fifteen years.

          D. The Retirement Distribution payments must be completed within 20 years following the date of the Change of Control.

     3. Article III, Section 3.1 is amended by adding a new Section 3.1(c) to read as follows:

          (c) INTEREST RATE AFTER A CHANGE OF CONTROL. Notwithstanding any other provisions of this Plan, after a Change of Control, Interest Rate shall mean the greatest of (1) 125% of the 120-month rolling average of the 10-year U.S. Treasury Note rate for the period ending the prior June 30, effective for the Plan Year commencing thereafter, determined in a manner consistent with past practice; or (2) the Citibank Base Rate; or (3) the rate of interest credited under a comparable plan maintained in the United States for senior executives of BP Amoco p.l.c. and Atlantic Richfield Company (or upon a subsequent Change of Control, the acquiring company). The provision of clauses (1), (2), and (3) shall apply for 10 complete Plan Years, with the first year commencing the January 1 after the Change of Control. For the 11/th/ through 20/th/ years after a Change of Control, the Interest Rate shall be no less than the greater of (2) or (3) above.
     If a Change of Control occurs within any of the above time periods, the time periods would restart commencing on January 1 after any such Change of Control. As used above, the term "Citibank Base Rate" means the rate of interest announced from time to time by Citibank, N.A. or its successor as its base rate of interest charged to its customers. If Citibank, N.A. is not in existence then the Special Plan Administrator shall substitute the base rate of another major money center bank located in the United States.

     If a Participant fails to make a Special Election as described above, or has a Termination of Service before a Change of Control occurs, payment of the Participant's Retirement Distribution will be made in accordance with the Participant's previous election.

     4. Article IV, Section 9.1 of the Plan shall be amended in its entirety to read as follows:

          9.1 Upon a Change of Control, the interests of all the remaining Participants shall continue and provisions shall be made in
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     connection with such transaction for the continuance of the Plan and the assumption of the obligations of the Company under the Plan by the Company's successor(s) in interest.

                              VASTAR RESOURCES, INC.

                                   /s/  JEFFREY M. BENDER
ATTEST:                       By: ______________________________
                                    Jeffrey M. Bender
                                    Vice President, Human Resources

      /s/  A. SHAWN NOONAN
By:  ______________________________
     A. Shawn Noonan
     General Tax Officer